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                                                           Exhibit 16.1


              [Coopers & Lybrand, L.L.P. Letterhead]



August 26, 1997


Securities and Exchange Commission
450 Fifth Street
Washington, DC  20549

Gentlemen:

We have read the statements made by National Medical Financial Services Corporation, which we understand was filed with the Commission, pursuant to Item 4 of Form 8-K, as part of the Company's Form 8-K report for the month of July 1997. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,


/s/  Coopers & Lybrand, L.L.P.
------------------------------

Coopers & Lybrand L.L.P.





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